UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2008

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 3, 2008 EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. REPORTS

LOSSES ASSOCIATED WITH MIDWEST STORMS

DES MOINES, Iowa (June 3, 2008) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) announced today that losses associated with storms that occurred during Memorial Day weekend, including the devastating tornado in Parkersburg, Iowa, are expected to range from $0.33 per share to $0.37 per share. In addition, the Company has experienced losses from several other serious but less severe storms during the months of April and May that are currently estimated to range from $0.37 per share to $0.41 per share in aggregate, bringing total estimated storm losses for the months of April and May to a range of $0.70 per share to $0.78 per share. For comparison purposes, storm activity during the entire second quarter of 2007 generated losses of $0.46 per share, including the Greensburg, Kansas tornado in May 2007.

“The last two months have generated an unprecedented number of severe storms in the Midwest,” said Bruce G. Kelley, President and CEO. “Our thoughts and prayers are with the many victims of these storms. We see firsthand the hardships that these events inflict on the lives of our policyholders and we are proud to be a part of the re-building process for them and their families.”

Due to the high level of storm losses experienced during the months of April and May, management is in the process of re-evaluating its 2008 operating income guidance of $2.10 per share to $2.35 per share. Although management is not able to issue updated guidance at this time, it is considered likely that the guidance will be revised downward when this re-evaluation is completed.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 14, 2008. When management uses the words “believe”, “expect”, “anticipate”, “estimate”, “project”, or similar expressions, it intends to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements.

          ¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

          The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President & Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

June 3, 2008